INVESTOR PRESENTATION THIRD QUARTER 2024 2024

2THIRD QUARTER 2024 INVESTOR PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry including those highlighted by high- profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including proposed overdraft and late fee caps, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), as well as the impact of prolonged elevated interest rates on our financial projections and models, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long- term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

01 ABOUT SEACOAST BANK 02 OUTLOOK 03 COMPANY PERFORMANCE 04 APPENDIX

AGENDA ABOUT SEACOAST BANK

5THIRD QUARTER 2024 INVESTOR PRESENTATION • Sustained, strong presence in Florida’s most attractive markets • #15 Florida market share ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 overall market share in Port St. Lucie MSA • Strong capital and liquidity position, supporting further organic growth and opportunistic acquisitions Valuable Florida Franchise with Strong Capital and Liquidity

6THIRD QUARTER 2024 INVESTOR PRESENTATION PROVEN TRACK RECORD OF SUCCESSFUL AND VALUE-ADDED INTEGRATIONS

AGENDA OUTLOOK

8THIRD QUARTER 2024 INVESTOR PRESENTATION Executing Our Balanced Growth Strategy Relationship oriented value proposition resonates with both clients and bankers Technology and high performance culture to attract best banking talent in Florida from larger regionals Momentum has been building, with significant additions to the team in the past two years reflected in growing pipelines Continue to attract and reward top talent and a diverse workforce through strategic investments State-wide Florida presence with continuing strong macro- economic trends Compelling brand and client-centric culture united around nearly 100-year history Fortress balance sheet with peer-leading capital and robust liquidity Opportunistic acquisitions leveraging our proven M&A capabilities BUILD the business to become the dominant commercial bank in Florida MAXIMIZE competitive advantages to drive organic growth and build market share

AGENDA COMPANY PERFORMANCE

10THIRD QUARTER 2024 INVESTOR PRESENTATION • Net income of $30.7 million, or $0.36 per diluted share, an increase of $0.4 million. • Pre-tax pre-provision earnings on an adjusted basis1 increased $1.9 million to $46.4 million. • Tangible book value per share increased 20% on an annualized basis to $16.20. • Loans grew 6.6% on an annualized basis, and the overall loan pipeline remains strong at $831 million. • Growth in customer deposits, excluding brokered deposits, of $195.9 million, or 6.6% annualized. • Noninterest bearing deposits grew $45.5 million, or 5.3% annualized. Third Quarter 2024 Highlights Comparisons are to the second quarter of 2024 unless otherwise stated • Net interest margin, excluding accretion on acquired loans, expanding to 2.90% from 2.87%. • Net interest income of $106.7 million, an increase of $2.2 million, or 2%. • Noninterest income increased to $23.7 million, representing a 33% increase from the period one year ago. • Continued talent additions across the state, including in Fort Lauderdale, Gainesville, and Tampa. • Strong capital position, with a Tier 1 capital ratio of 14.8%, and a tangible common equity to tangible assets ratio of 9.6%. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Net Interest Income



Net Interest Income
Net Interest Margin
NIM, excluding accretion on acquired loans
($ in thousands)
$119,505
$111,035
$105,298
$104,657
$106,975
3.57%
3.36%
3.24%
3.18%
3.17%
3.13%
3.02%
2.91%
2.87%
2.90%
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24

- Net interest income[1] totaled $107.0 million, an increase of $2.3 million, or 2%, from the prior quarter.
- Net interest margin contracted one basis point to 3.17% and, excluding the effect of accretion on acquired loans, net interest margin expanded three basis points to 2.90%.
- Securities yields increased six basis points to 3.75% benefiting from new securities acquired year to date.
- Loan yields increased one basis point from the prior quarter to 5.94%. Excluding the effect of accretion on acquired loans, yields increased six basis points to 5.58%, benefiting from higher rates on new production.
- The cost of deposits increased three basis points to 2.34%. We expect the cost of deposits to decline in the fourth quarter of 2024.

[1] *Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 11

Noninterest Income

(In Thousands)



Noninterest income up 33% and adjusted noninterest income[1], which excludes securities activity, up 29% year over year.
$18,180
$(387)
$19,775
$(2,437)
$229
$20,268
$22,228
$(44)
$187
$23,492
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24
Adjusted noninterest income[1]
Securities gains (losses)

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

Noninterest income increased $1.5 million from the prior quarter to $23.7 million, and adjusted noninterest income[1] increased $1.3 million to $23.5 million. Changes from the prior quarter include:

Service charges on deposits totaled $5.4 million, an increase of $0.1 million, or 1%. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers.

Wealth management income totaled $3.8 million, an increase of $0.1 million, or 2%. The wealth management division continues to grow and add new relationships, with assets under management increasing 26% year over year to $2.0 billion at September 30, 2024.

Insurance agency income totaled $1.4 million, an increase of 3% reflecting continued growth and expansion of services.

SBA gains totaled $0.4 million, a decrease of $0.3 million, or 44%, due to lower saleable originations.

Other income totaled $7.5 million, an increase of $1.5 million, or 26%, including gains on SBIC investments and higher swap-related fees.

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 12

13THIRD QUARTER 2024 INVESTOR PRESENTATION Assets Under Management End-of-Period ($ in millions) $653 $870 $1,239 $1,387 $1,711 $1,988 2019 2020 2021 2022 2023 3Q'24 Continued Focus on Building Wealth Management Assets under management totaled $2.0 billion at September 30, 2024, increasing 16% year to date from December 31, 2023. The wealth management team is having continued success at winning business with commercial relationships and high net worth families across the footprint. Since 2019, assets under management have increased at a compound annual growth rate (“CAGR”) of 26%. 26% CAG R

Noninterest Expense

(In Thousands)



Noninterest expense down 10% and adjusted noninterest expense[1], which excludes merger-related charges and expense reduction initiatives, down 6% year over year.
$3,305
$90,610
$86,367
$7,094
$83,277
$82,537
$84,818
60.2%
60.3%
61.1%
60.2%
59.8%
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24
Adjusted noninterest expense[1]
NonGAAP adjustments
Adjusted efficiency ratio[1]

Noninterest expense totaled $84.8 million, an increase of $2.3 million, or 3%, from the prior quarter. Changes compared to the prior quarter include:

Salaries and wages totaled $40.7 million, an increase of $1.8 million, or 5%, reflecting continued additions to the revenue-producing banking team as the Company focuses on organic growth.

Outsourced data processing costs totaled $8.0 million, a decrease of $0.2 million, or 3%, reflecting the benefit of lower negotiated rates with key service providers.

Marketing expenses totaled $2.7 million, a decrease of $0.5 million, or 16%, primarily associated with the timing of various campaigns. We will continue to invest in marketing and branding supporting customer growth.

Legal and professional fees totaled $2.7 million, an increase of $0.7 million, or 37%, due to professional services engaged in connection with contract negotiations during the third quarter of 2024.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 14

15THIRD QUARTER 2024 INVESTOR PRESENTATION $353 $393 $573 $834 $831 $245 $478 $394 $538 $658 Pipeline Originations 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Loan Pipeline End-of-Period vs Originations (in millions) $10,011 $10,063 $9,978 $10,039 $10,205 5.93% 5.85% 5.90% 5.93% 5.94% 5.34% 5.40% 5.48% 5.52% 5.58% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding increased by $166.8 million, or 6.6% annualized, from the prior quarter. Loan yields increased one basis point from the prior quarter to 5.94%. Excluding the effect of accretion on acquired loans, yields increased six basis points to 5.58%, with increases from higher rates and new production.

16THIRD QUARTER 2024 INVESTOR PRESENTATION At September 30, 2024 Loan Portfolio Mix Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $360 thousand and the average commercial loan size is $789 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 34% and 227%, respectively, of total consolidated risk based capital. CRE-Retail, 11% CRE-Office, 6% CRE-Multifamily 5+, 4% CRE-Hotel/Motel, 4% CRE-Industrial/Warehouse, 4% CRE-Other, 6% OOCRE, 16% Construction & Land Development, 6% Commercial & Financial, 16% Residential, 25% Consumer, 2% Construction & Land Development and CRE Loans to Total Risk Based Capital 227% 251% 34% 57% CRE Construction & Land Development SBCF Peers Peer Source: 2Q’24 S&P Capital

17THIRD QUARTER 2024 INVESTOR PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Loans Outstanding Purchase Discount % of Loans Outstanding Construction and Land Development $ 595,753 $ 7,058 1.18% $ 3,193 0.54 % Owner Occupied Commercial Real Estate 1,676,814 11,918 0.71 20,464 1.22 Commercial Real Estate 3,573,076 45,676 1.28 65,500 1.83 Residential Real Estate 2,564,903 39,148 1.53 35,086 1.37 Commercial & Financial 1,575,228 25,978 1.65 15,700 1.00 Consumer 219,507 10,691 4.87 1,892 0.86 Total $ 10,205,281 $ 140,469 1.38% $ 141,835 1.39 % The total allowance for credit losses of $140.5 million as of September 30, 2024, represents management’s estimate of lifetime expected credit losses. The $141.8 million remaining unrecognized discount on acquired loans represents 1.39% of total loans. Additionally, a reserve for potential credit losses on lending-related commitments of $5.4 million is reflected within Other Liabilities.

18THIRD QUARTER 2024 INVESTOR PRESENTATION Net Charge-Offs $12,748 $4,720 $3,630 $9,946 $7,445 0.50% 0.19% 0.15% 0.40% 0.29% NCO NCO/Average Loans 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 ($ in thousands) $149,661 $148,931 $146,669 $141,641 $140,469 1.49% 1.48% 1.47% 1.41% 1.38% ACL ACL/Total Loans 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Allowance for Credit Losses Continued Strong Asset Quality Trends Nonperforming Loans $41,508 $65,104 $77,205 $59,927 $80,857 0.41% 0.65% 0.77% 0.60% 0.79% NPL NPL/Total Loans 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Criticized and Classified Loans $201,483 $233,916 $239,185 $260,040 $264,140 2.01% 2.32% 2.40% 2.59% 2.59% Criticized and Classified Loans Criticized and Classified Loans / Total Loans 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24

Investment Securities Performance and Composition



($ in millions)
$1,842
$1,836
$1,949
$1,967
$2,160
3.32%
3.42%
3.47%
3.69%
3.75%
$691
$680
$670
$658
$646
3Q'23
4Q'23
1Q'24
2Q'24
3Q'24
HTM Securities
AFS Securities
Yield

Unrealized Loss in Securities

(in thousands)		9/30/2024		6/30/2024		△ from 2Q'24
Total Available for Sale	$	(165,144)	$	(224,748)	$	59,604
Total Held to Maturity		(107,565)		(130,728)		23,163
Total Securities	**$**	**(272,709)**	**$**	**(355,476)**	**$**	**82,767**

Portfolio yield increased six basis points to 3.75% from 3.69% in the prior quarter primarily due to new purchases.

Unrealized losses in the AFS portfolio improved during the quarter by $59.6 million, and in the HTM portfolio by $23.2 million, adding $0.53 to tangible book value per share.

High quality AFS portfolio consisting of 85% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated.

Early in the fourth quarter of 2024, recognized pre-tax losses of approximately $8.0 million on sales of AFS securities. Transaction benefits:

- Sold securities with an average book yield of 2.8%, resulting in proceeds of $113 million, which were reinvested in agency mortgage-backed securities with an average book yield of 5.4%.
- Expected earnback of less than three years, with the benefit of higher yields extending beyond the earnback period.

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 19

20THIRD QUARTER 2024 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $12,108 $11,777 $12,016 $12,116 $12,244 5.50% 5.50% 5.50% 5.50% 5.00% 1.79% 2.00% 2.19% 2.31% 2.34% Total Deposits Fed Funds Cost of Deposits 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Distinctive Deposit Franchise Supported by Attractive Markets Total deposits increased $127.5 million, or 4.2% annualized, ending the quarter at $12.2 billion. Excluding brokered deposits, total deposits increased $195.9 million, or 6.6% annualized. Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Average deposits per banking center were $159 million. 2024 Monthly Cost of Deposits 2.14% 2.20% 2.23% 2.27% 2.33% 2.33% 2.35% 2.39% 2.27% Jan'24 Feb'24 Mar'24 Apr'24 May'24 Jun'24 Jul'24 Aug'24 Sep'24

21THIRD QUARTER 2024 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $12,108 $11,777 $12,016 $12,116 $12,244 Transaction Accounts Savings Money Market Brokered Time Deposits 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Customer transaction account balances represent 49% of total deposits. Consumer deposits represent 43% of total deposits, with an average balance per account of $26 thousand. Business deposits represent 57% of total deposits, with an average balance per account of $117 thousand. The average tenure for a Seacoast customer is 10 years. 49%50%52%54%55% 4%5%5%6%6% 26% 28% 29% 30% 33% 3% 1% 1% 3% 2% 10% 11% 13% 12% 12%

22THIRD QUARTER 2024 INVESTOR PRESENTATION $14.26 $15.08 $15.26 $15.41 $16.20 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 8.7% 9.3% 9.3% 9.3% 9.6% 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 15.1% 15.9% 16.1% 16.2% 16.2% 14.0% 14.5% 14.7% 14.8% 14.8% Total Risk Based Capital Tier 1 Ratio 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 11.9% 11.2% 9.6% 10.8% 10.3% 12.8% 11.8% 11.2% 10.8% 10.3% GAAP - ROTCE Adjusted - ROTCE 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet Increase of 13.6% year over year

Michael Young EVP, Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

24THIRD QUARTER 2024 INVESTOR PRESENTATION Appendix

25THIRD QUARTER 2024 INVESTOR PRESENTATION Quarterly Trend Nine Months Ended (Amounts in thousands) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 3Q'24 3Q'23 Commercial pipeline at period end $ 744,548 $ 743,789 $ 498,617 $ 306,531 $ 259,445 $ 744,548 $ 259,445 Commercial loan originations 499,655 405,957 260,032 334,229 94,021 1,165,644 721,660 SBA pipeline at period end 28,944 29,296 15,630 20,600 41,353 28,944 41,353 SBA originations 18,386 8,226 18,944 25,034 12,476 45,556 23,880 Residential pipeline-saleable at period end 11,222 12,095 9,279 2,657 6,820 11,222 6,820 Residential loans-sold 23,200 21,417 15,305 15,614 17,625 59,922 50,638 Residential pipeline-portfolio at period end 21,920 24,721 24,364 44,422 20,945 21,920 20,945 Residential loans-retained 51,507 42,431 51,435 41,186 43,962 145,373 219,314 Consumer pipeline at period end 24,447 24,532 25,057 18,745 24,482 24,447 24,482 Consumer originations 65,140 59,973 48,244 61,847 76,531 173,357 284,317 Total Pipelines at Period End $ 831,081 $ 834,433 $ 572,947 $ 392,955 $ 353,045 $ 831,081 $ 353,045 Total Originations $ 657,888 $ 538,004 $ 393,960 $ 477,910 $ 244,615 $ 1,589,852 $ 1,299,809 Loan Production and Pipeline Trend

26THIRD QUARTER 2024 INVESTOR PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,135,452 11.1% $ 2,248 $ 324 $ — 50 % Office 561,984 5.5 1,678 — 2,914 54 Multifamily 5+ 458,588 4.5 2,259 — 3,189 51 Hotel/Motel 363,324 3.6 3,707 3,341 15,684 49 Industrial/Warehouse 429,894 4.2 2,128 2,554 195 54 Other 623,834 6.1 1,147 2,377 6,724 51 Total $ 3,573,076 35.0% $ 1,893 $ 8,596 $ 28,706 51 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 11.1% of total loans. • 50% weighted average loan-to-value, low leverage. • $2.2 million average loan size. • 19 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 5.5% of total loans. • 54% weighted average loan-to-value, low leverage. • $1.7 million average loan size. • Seven loans over $10 million.

Liquidity Sources vs Uninsured Deposits

Uninsured and uncollateralized deposits represent 31% of total deposits.

Total liquidity sources of $6.3 billion compared to uninsured and uncollateralized deposits of $3.8 billion, representing a 167% coverage ratio.

Uninsured deposits represent 36% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.

Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)



$6,311
$1,233
Unpledged Securities
$348
Lines of Credit
$1,426
FHLB
$2,667
Discount Window
$637
Cash
Total Cash & Borrowing Capacity = $6.3 billion
Uninsured and Uncollateralized Deposits = $3.8 billion
$3,768
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 27

28THIRD QUARTER 2024 INVESTOR PRESENTATION Florida’s Economic Strength Continues, and Acquisition Opportunities Remain Notes: 1Defined as having all branch locations in the state of Florida 2Includes US chartered subsidiaries of foreign banking organizations

29THIRD QUARTER 2024 INVESTOR PRESENTATION Seacoast’s Approach to Customer Analytics Is a Unique Advantage

30THIRD QUARTER 2024 INVESTOR PRESENTATION Unique Approach to Growing Customer Value

31THIRD QUARTER 2024 INVESTOR PRESENTATION Improved Digital Capabilities and User Experience Continue to Drive Satisfaction and Greater Adoption Across User Base Increase in digital account origination compared to prior year The digital platform continues to grow in adoption and transaction volume across multiple capabilities, broadening customer relationships through value added experiences. Digital account origination continues to contribute to organic growth in 2024 with multiple initiatives driving volume into this origination channel. Customer satisfaction has improved, as demonstrated by digital surveys and app store reviews. App store reviews show improved satisfaction 69% of digital sessions are from mobile devices 4.3 Star Rated App Digital Account Origination and Platform Adoption 31% 58% Increase in Zelle® Transactions YoY 39% Increase in Personal Financial Management Adoption YoY

32THIRD QUARTER 2024 INVESTOR PRESENTATION Building a Modern Technology Stack that Scales with Growth, and Delivers on Our Vision for Customer & Banker Experience… Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022 Q2 digital platform launched 2022

33THIRD QUARTER 2024 INVESTOR PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	Nine Months Ended 3Q'24	3Q'23
Net Income	**$ 30,651**	$ 30,244	$ 26,006	$ 29,543	$ 31,414	**$ 86,901**	$ 74,490
Total noninterest income	**23,679**	22,184	20,497	17,338	17,793	**66,360**	61,814
Securities (gains)/losses, net	**(187)**	44	(229)	2,437	387	**(372)**	456
BOLI benefits on death (included in other income)	**—**	—	—	—	—	**—**	(2,117)
Total Adjustments to Noninterest Income	**(187)**	44	(229)	2,437	387	**(372)**	(1,661)
Total Adjusted Noninterest Income	**23,492**	22,228	20,268	19,775	18,180	**65,988**	60,153
Total noninterest expense	**84,818**	82,537	90,371	86,367	93,915	**257,726**	309,255
Merger related charges	**—**	—	—	—	—	**—**	(33,180)
Branch reductions and other expense initiatives	**—**	—	(7,094)	—	(3,305)	**(7,094)**	(5,167)
Adjustments to Noninterest Expense	**—**	—	(7,094)	—	(3,305)	**(7,094)**	(38,347)
Adjusted Noninterest Expense[1]	**84,818**	82,537	83,277	86,367	90,610	**250,632**	270,908
Income Taxes	**8,602**	8,909	7,830	8,257	9,076	**25,341**	21,962
Tax effect of adjustments	**(47)**	11	1,739	617	936	**1,703**	9,298
Adjusted Income Taxes	**8,555**	8,920	9,569	8,874	10,012	**27,044**	31,260
Adjusted Net Income[1]	**$ 30,511**	$ 30,277	$ 31,132	$ 31,363	$ 34,170	**$ 91,920**	$ 101,878
Earnings per diluted share, as reported	**$ 0.36**	$ 0.36	$ 0.31	$ 0.35	$ 0.37	**$ 1.02**	$ 0.89
Adjusted Earnings per Diluted Share	**0.36**	0.36	0.37	0.37	0.40	**1.08**	1.21
Average diluted shares outstanding	**$ 85,069**	$ 84,816	$ 85,270	$ 85,336	$ 85,666	**$ 84,915**	$ 83,993

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 34

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend					Nine Months Ended	
	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23
Adjusted Noninterest Expense	**84,818**	82,537	83,277	86,367	90,610	**250,632**	270,908
Provision for credit losses on unfunded commitments	**(250)**	(251)	(250)	—	—	**(751)**	(1,239)
Other real estate owned expense and net (gain) loss on sale	**(491)**	109	26	(573)	(274)	**(356)**	(412)
Amortization of intangibles	**(6,002)**	(6,003)	(6,292)	(6,888)	(7,457)	**(18,297)**	(21,838)
Net Adjusted Noninterest Expense	**$ 78,075**	$ 76,392	$ 76,761	$ 78,906	$ 82,879	**$ 231,228**	$ 247,419
Average tangible assets	**14,184,085**	14,020,793	13,865,245	13,906,005	14,066,216	**14,023,961**	13,772,449
Net Adjusted Noninterest Expense to Average Tangible Assets	**2.19 %**	2.19 %	2.23 %	2.25 %	2.34 %	**2.20 %**	2.40 %
Net Revenue	**$ 130,344**	$ 126,608	$ 125,575	$ 128,157	$ 137,099	**$ 382,527**	$ 439,235
Total Adjustments to Net Revenue	**(187)**	44	(229)	2,437	387	**(372)**	(1,661)
Impact of FTE adjustment	**310**	233	220	216	199	**763**	588
Adjusted Net Revenue on a fully taxable equivalent basis	**$ 130,467**	$ 126,885	$ 125,566	$ 130,810	$ 137,685	**$ 382,918**	$ 438,162
Adjusted Efficiency Ratio	**59.84 %**	60.21 %	61.13 %	60.32 %	60.19 %	**60.39 %**	56.47 %
Net Interest Income	**$ 106,665**	$ 104,424	$ 105,078	$ 110,819	$ 119,306	**$ 316,167**	$ 377,421
Impact of FTE adjustment	**310**	233	220	216	199	**763**	588
Net Interest Income Including FTE adjustment	**$ 106,975**	$ 104,657	$ 105,298	$ 111,035	$ 119,505	**$ 316,930**	$ 378,009
Total noninterest income	**23,679**	22,184	20,497	17,338	17,793	**66,360**	61,814
Total noninterest expense less provision for credit losses on unfunded commitments	**84,568**	82,286	90,121	86,367	93,915	**256,975**	308,016
Pre-Tax Pre-Provision Earnings	**$ 46,086**	$ 44,555	$ 35,674	$ 42,006	$ 43,383	**$ 126,315**	$ 131,807
Total Adjustments to Noninterest Income	**(187)**	44	(229)	2,437	387	**(372)**	(1,661)
Total Adjustments to Noninterest Expense including other real estate owned expense and net gain (loss) on sale	**491**	(109)	7,068	573	3,579	**7,450**	38,759
Adjusted Pre-Tax Pre-Provision Earnings[1]	**$ 46,390**	$ 44,490	$ 42,513	$ 45,016	$ 47,349	**$ 133,393**	$ 168,905

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 35

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23
Average Assets	**$14,996,846**	$14,839,707	$14,690,776	$14,738,034	$14,906,003	**$14,843,007**	$14,583,932
Less average goodwill and intangible assets	**(812,761)**	(818,914)	(825,531)	(832,029)	(839,787)	**(819,046)**	(811,483)
Average Tangible Assets	**$14,184,085**	$14,020,793	$13,865,245	$13,906,005	$14,066,216	**$14,023,961**	$13,772,449
Return on Average Assets (ROA)	**0.81 %**	0.82 %	0.71 %	0.80 %	0.84 %	**0.78 %**	0.68 %
Impact of removing average intangible assets and related amortization	**0.18**	0.18	0.18	0.19	0.20	**0.18**	0.20
Return on Average Tangible Assets (ROTA)	**0.99**	1.00	0.89	0.99	1.04	**0.96**	0.88
Impact of other adjustments for Adjusted Net Income	**(0.01)**	—	0.15	0.05	0.08	**0.05**	0.27
Adjusted Return on Average Tangible Assets	**0.98**	1.00	1.04	1.04	1.12	**1.01**	1.15
Pre-Tax Pre-Provision return on Average Tangible Assets[1]	**1.46 %**	1.45 %	1.22 %	1.39 %	1.43 %	**1.38 %**	1.49 %
Impact of adjustments on Pre-Tax Pre-Provision earnings	**0.01**	—	0.20	0.09	0.12	**0.06**	0.36
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets[1]	**1.47**	1.45	1.42	1.48	1.55	**1.44**	1.85
Average Shareholders' Equity	**$ 2,168,444**	$ 2,117,628	$ 2,118,381	$ 2,058,912	$ 2,072,747	**$ 2,134,941**	$ 2,014,083
Less average goodwill and intangible assets	**(812,761)**	(818,914)	(825,531)	(832,029)	(839,787)	**(819,046)**	(811,483)
Average Tangible Equity	**$ 1,355,683**	$ 1,298,714	$ 1,292,850	$ 1,226,883	$ 1,232,960	**$ 1,315,895**	$ 1,202,600
Return on Average Shareholders' Equity	**5.62 %**	5.74 %	4.94 %	5.69 %	6.01 %	**5.44 %**	4.94 %
Impact of removing average intangible assets and related amortization	**4.69**	5.01	4.61	5.53	5.89	**4.77**	5.15
Return on Average Tangible Common Equity (ROTCE)	**10.31**	10.75	9.55	11.22	11.90	**10.21**	10.09
Impact of other adjustments for Adjusted Net Income	**(0.04)**	0.01	1.60	0.58	0.89	**0.51**	3.05
Adjusted Return on Average Tangible Common Equity	**10.27 %**	10.76 %	11.15 %	11.80 %	12.79 %	**10.72 %**	13.14 %
Loan Interest Income[2]	**$ 151,282**	$ 147,518	$ 147,308	$ 148,004	$ 150,048	**$ 446,108**	$ 433,821
Accretion on acquired loans	**(9,182)**	(10,178)	(10,595)	(11,324)	(14,843)	**(29,955)**	(45,365)
Loan interest income excluding accretion on acquired loans	**$ 142,100**	$ 137,340	$ 136,713	$ 136,680	$ 135,205	**$ 416,153**	$ 388,456

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 36

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	Nine Months Ended 3Q'24	3Q'23
Yield on Loans[2]	5.94 %	5.93 %	5.90 %	5.85 %	5.93 %	5.93 %	5.89 %
Impact of accretion on acquired loans	(0.36)	(0.41)%	(0.42)	(0.45)	(0.59)	(0.40)	(0.61)
Yield on loans excluding accretion on acquired loans	5.58 %	5.52 %	5.48 %	5.40 %	5.34 %	5.53 %	5.28 %
Net Interest income[2]	$ 106,975	$ 104,657	$ 105,298	$ 111,035	$ 119,505	$ 316,930	$ 378,009
Accretion on acquired loans	(9,182)	(10,178)	(10,595)	(11,324)	(14,843)	(29,955)	(45,365)
Net interest income excluding accretion on acquired loans	$ 97,793	$ 94,479	$ 94,703	$ 99,711	$ 104,662	$ 286,975	$ 332,644
Net Interest Margin[2]	3.17 %	3.18 %	3.24 %	3.36 %	3.57 %	3.19 %	3.91 %
Impact of accretion on acquired loans	(0.27)	(0.30)	(0.33)	(0.34)	(0.44)	(0.30)	(0.47)
Net interest margin excluding accretion on acquired loans	2.90 %	2.87 %	2.91 %	3.02 %	3.13 %	2.89 %	3.44 %
Security Interest Income[2]	$ 26,005	$ 24,195	$ 22,434	$ 21,451	$ 21,520	$ 72,634	$ 61,913
Tax equivalent adjustment on securities	(8)	(7)	(7)	(13)	(22)	(22)	(71)
Security interest income excluding tax equivalent adjustment	$ 25,997	$ 24,188	$ 22,427	$ 21,438	$ 21,498	$ 72,612	$ 61,842
Loan Interest Income[2]	$ 151,282	$ 147,518	$ 147,308	$ 148,004	$ 150,048	$ 446,108	$ 433,821
Tax equivalent adjustment on loans	(302)	(226)	(213)	(203)	(177)	(741)	(517)
Loan interest income excluding tax equivalent adjustment	$ 150,980	$ 147,292	$ 147,095	$ 147,801	$ 149,871	$ 445,367	$ 433,304
Net Interest Income[2]	$ 106,975	$ 104,657	$ 105,298	$ 111,035	$ 119,505	$ 316,930	$ 378,009
Tax equivalent adjustment on securities	(8)	(7)	(7)	(13)	(22)	(22)	(71)
Tax equivalent adjustment on loans	(302)	(226)	(213)	(203)	(177)	(741)	(517)
Net interest income excluding tax equivalent adjustment	$ 106,665	$ 104,424	$ 105,078	$ 110,819	$ 119,306	$ 316,167	$ 377,421

[1] As of 1Q'24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

[2] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank THIRD QUARTER 2024 INVESTOR PRESENTATION 37